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                                                                      EXHIBIT 23

The Board of Directors of FirstMerit Corporation

We consent to incorporation by reference in Registration Statement Nos.33-7266, 33-47074, 33-47147, 33-57076, 33-57557, 333-57439 and 333-63797 on Forms S-8, of
our report dated March 11, 1999, relating to the supplemental consolidated balance sheets of FirstMerit Corporation and subsidiaries as of December 31, 1998 and 1997, and the related supplemental consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three year period ended December 31, 1998, which report appears as Exhibit 99 to the 1998 Annual Report on Form 10-K of FirstMerit Corporation.


/s/ PricewaterhouseCoopers, L.L.P.




Akron, Ohio
March 17, 1999